Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 8, 2020, in the Registration Statement (Form S-1) and related Prospectus of Forma Therapeutics Holdings, Inc. dated May 29, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 29, 2020